Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-129462) pertaining to National HealthCare Corporation’s 2005 Stock Option, Employee Stock Purchase, Physician Stock Purchase & Stock Appreciation Rights Plan and 2004 Non-Qualified Stock Option Plan

(2)	Registration Statements (Forms S-8 No. 333-167685 and No. 333-216085) pertaining to National HealthCare Corporation’s 2010 Omnibus Equity Incentive Plan
(3)	Registration Statements (Form S-8 No. 333-238900) pertaining to National HealthCare Corporation’s 2020 Omnibus Equity Incentive Plan

of our reports dated February 17, 2023, with respect to the consolidated financial statements of National HealthCare Corporation, and the effectiveness of internal control over financial reporting of National HealthCare Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/Ernst & Young

Nashville, Tennessee

February 17, 2023